Exhibit 20.7
Page 1 of 3

Navistar Financial 1996-A Owner Trust
For the Month of August 1996
Distribution Date of September 16, 1996

Original Pool Amount                  $459,943,869.53

Beginning Pool Balance                $427,647,779.09
Beginning Pool Factor                       0.9297825

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $10,091,229.06
  Interest Collected                    $3,494,538.74

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $74,360.07
Total Additional Deposits                  $74,360.07

Repos/Chargeoffs                          $446,599.38
Aggregate Number of Notes Charged Off              25

Total Available Funds                  $13,660,127.87

Ending Pool Balance                   $417,109,950.65
Ending Pool Factor                          0.9068714

Servicing Fee                             $356,373.15

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $21,480,793.77
  Target Percentage                              5.00%
  Target Balance                       $20,855,497.53
  Minimum Balance                       $9,658,821.26
  (Release)/Deposit                      $(625,296.24)
  Ending Balance                       $20,855,497.53

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,018,076.22    1,393
    31-60 days                             424,655.28      311
    60+ days                                60,334.45       52

    Total                                2,503,065.95    1,397

  Balances:
    60+ days                             2,755,020.10       52

Memo Item - Reserve Account
  Opening Balance                      $21,382,388.95
  + Invest. Income                          98,404.82
  - Transfer to Collections Account              0.00
Beginning Balance                      $21,480,793.77

Exhibit 20.7
Page 2 of 3

Navistar Financial 1996-A Owner Trust
For the Month of August 1996

                                                              NOTES
                                     TOTAL          CLASS A-1        CLASS A-2        CERTIFICATES
Original
 Distributions:                 $459,943,869.53   $92,000,000.00  $347,245,000.00   $20,698,869.53
 Distribution Percentages                                100.00%            0.00%            0.00%
 Coupon                                                   5.250%           6.350%           6.500%

Beginning Pool Balance          $427,647,779.09
Ending Pool Balance             $417,109,950.65

Collected Principal              $10,091,229.06
Collected Interest                $3,494,538.74
Charge-Offs                         $446,599.38
Liquidation Proceeds/Recoveries      $74,360.07
Servicing                           $356,373.15
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service             $13,303,754.72

Beginning Balance               $427,647,779.09   $59,703,909.56  $347,245,000.00   $20,698,869.53

Interest Due                      $2,210,828.27      $261,204.60    $1,837,504.79      $112,118.88
Interest Paid                     $2,210,828.27      $261,204.60    $1,837,504.79      $112,118.88
Principal Due                    $10,537,828.44   $10,537,828.44            $0.00            $0.00
Principal Paid                   $10,537,828.44   $10,537,828.44            $0.00            $0.00

Ending Balance                  $417,109,950.65   $49,166,081.12  $347,245,000.00   $20,698,869.53
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)              0.5344139252     1.0000000000     1.0000000000

Total Distributions              $12,748,656.71   $10,799,033.04    $1,837,504.79      $112,118.88

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00            $0.00

Excess Servicing                    $555,098.01

Beginning Reserve Account Balance$21,480,793.77   see also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                     $(625,296.24)
Ending Reserve Account Balance   $20,855,497.53

(1) The Noteholder's Percentage will be 100% for each Distribution Date occuring before the Distribution date on which the Class A-1 Notes have been paid in full, and generally 95.5% thereafter untill all the Notes have been paid in full. No principal distribution to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.7
Page 3 of 3

Navistar Financial 1996-A Owner Trust
For the Month of August 1996

Trigger Events:     A) Loss Trigger - Reserve Account Balance
                       Loss Trigger - Certificate Lockout Event
                    B) Delinquency Trigger

                                 4                3                2                1
                              May 1996        June 1996        July 1996         Aug 1996
Beg. Pool Balance        $459,943,869.53  $448,886,287.07  $437,532,448.32  $427,647,779.09


A) Loss Trigger:
Principal of Contracts
  Charged off                $383,082.86      $817,826.85      $438,220.11      $446,599.38
Recoveries                         $0.00       $10,734.47      $237,338.64       $74,360.07

Total Charged off                                 Total Charged off
  (Months 5,4,3)           $1,200,909.71             (Months 1-6)         $2,085,729.20
Total Recoveries                                  Total Recoveries
  (Months 3,2,1)             $322,433.18             (Months 1-6)           $322,433.18
Net Loss/(Recoveries)                             Net Loss/(Recoveries)
  for 3 Mos.                 $878,476.53(a)          for 6 Mos.           $1,763,296.02(c)

Total Balance                                     Total Balance
  (Months 5,4,3)         $908,830,156.60(b)          (Months 1-6)     $1,774,010,384.01(d)

Loss Ratio [(a/b)(12)]             1.1599%        Loss Ratio [(c/d)(12)]          1.1928%

Trigger:                                          Trigger:
  Is Ratio> 1.5%                    No              Is Ratio> 6.0%                 No

B) Delinquency Trigger:
  Balance delinquency
    60+ days                              $1,136,372.69  $2,472,347.87   $2,755,020.10
  As % of Beginning
    Pool Balance                               0.25315%       0.25315%        0.64423%
  Three Month Average                          0.13770%       0.25315%        0.38351%

Trigger:
  Is Average> 2.0%                      No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer